April 12, 1999

Fidelity Investments Life Insurance Company
Fidelity Investments Variable Annuity Account I
82 Devonshire Street
Boston, Massachusetts 02109

Re: Registration No. 33-24400

Ladies and Gentlemen:

We hereby consent to the reference to our name under the caption "Legal Matters" in the Statement of Additional Information contained in Post-Effective Amendment No. 17 to the Registration Statement on Form N-4 (File No. 33-24400) for Fidelity Investments Variable Annuity Account I filed by the Account with the Securities and Exchange Commission pursuant to the Securities Act of 1933.

Very truly yours,

JORDEN BURT BOROS CICCHETTI  BERENSON & JOHNSON LLP

By:   /s/ Michael Berenson
          Michael Berenson